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                                   EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
First Manitowoc Bancorp, Inc.:

     We consent to the incorporation by reference in the Registration Statement (No. 333-85749) on Form S-8 of First Manitowoc Bancorp, Inc. of our report dated February 1, 2002, relating to the consolidated balance sheets of First Manitowoc Bancorp, Inc. and Subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, stockholders' equity, and cash flows for the two years in the period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of First Manitowoc Bancorp, Inc.

Wipfli Ullrich Bertelson LLP
Green Bay, Wisconsin
March 11, 2002
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                                  EXHIBIT 23a

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Manitowoc Bancorp, Inc.

     We consent to the incorporation by reference in the Registration Statement (No. 333-85749) on Form S-8 of First Manitowoc Bancorp, Inc. of our report dated February 4, 2000, relating to the consolidated statements of income, stockholders' equity and cash flows of First Manitowoc Bancorp, Inc. and subsidiaries for the year ended December 31, 1999, which report appears in the December 31, 2001 annual report on Form 10-K of First Manitowoc Bancorp, Inc.

KPMG LLP

Milwaukee, Wisconsin
March 11, 2002